================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                   FORM 8-K/A
                                (AMENDMENT NO. 1)
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 29, 1998

                             ----------------------

                       CAPSTAR BROADCASTING PARTNERS, INC.
             (Exact name of Registrant as specified in its charter)

         DELAWARE                     333-25683               75-2672663
      (State or other          (Commission File Number)    (I.R.S. Employer
jurisdiction of incorporation)                           Identification Number)

  600 CONGRESS AVENUE
     SUITE 1400                                                 78701
    AUSTIN, TEXAS                                             (Zip code)
(Address of principal
  executive offices)

       Registrant's telephone number, including area code: (512) 340-7800

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

================================================================================

         The registrant, Capstar Broadcasting Partners, Inc. ("Capstar Partners" or the "Company"), hereby amends Item 7 of its Current Report on Form 8-K dated February 13, 1998 (the "Form 8-K") to include the required financial statements of Patterson Broadcasting, Inc. ("Patterson") and the required pro forma financial information which it was impracticable to provide at the time the Form 8-K was initially filed.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         The following information is included in this report beginning at page F-1:

         Patterson Broadcasting, Inc. and Subsidiaries

         o  Report of Independent Public Accountants
         o  Consolidated Balance Sheets as of December 31, 1997 and 1996
         o  Consolidated Statements of Operations for the years ended
            December 31, 1997 and 1996 and for the period from May 1, 1995 (inception) through December 31, 1995
         o Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 1997 and 1996 and for the period from May 1, 1995 (inception) through December 31, 1995
         o  Consolidated Statements of Cash Flows for the years ended
            December 31, 1997 and 1996 and for the period from May 1, 1995 (inception) through December 31, 1995
         o  Notes to Consolidated Financial Statements

(b) PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma financial information (the "Pro Forma Financial Information") is based on the audited historical financial statements of the Company, Osborn, Benchmark, Madison, Community Pacific, Ameron, Patterson and SFX (each as defined in "Glossary of Certain Terms") and, in the case of Patterson, the related notes included elsewhere in this current report.

     The pro forma statement of operations for the year ended December 31, 1997 has been prepared to illustrate the effects of the Completed Transactions, including the Patterson Acquisition, the Other Equity Transactions and the SFX Transactions and the Financing, as if each had occurred on January 1, 1997. The pro forma balance sheet as of December 31, 1997 has been prepared as if any such transaction not yet consummated on that date had occurred on that date. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The Pro Forma Financial Information and accompanying notes should be read in conjunction with the consolidated financial statements included elsewhere herein pertaining to Patterson. The Pro Forma Financial Information is not necessarily indicative of either future results of operations or the results that might have been achieved if such transactions had been consummated on the indicated dates.

     The Patterson Acquisition and all other acquisitions, except the acquisition of GulfStar, given effect in the Pro Forma Financial Information, are accounted for using the purchase method of accounting. The aggregate purchase price of each transaction is allocated to the tangible and intangible assets and liabilities acquired based upon their respective fair values. The allocation of the aggregate purchase price reflected in the Pro Forma Financial Information is preliminary for transactions to be closed subsequent to December 31, 1997. The final allocation of the purchase price is contingent upon the receipt of final appraisals of the acquired assets and the revision of other estimates; however, the allocation is not expected to differ materially from the preliminary allocation. The acquisition of GulfStar was accounted for at historical cost, on a basis similar to a pooling of interests, as the Company and GulfStar were under common control.

                       CAPSTAR BROADCASTING PARTNERS, INC.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                               ADJUSTMENTS     PRO FORMA
                                                                 FOR THE        FOR THE
                                                                COMPLETED      COMPLETED                    ADJUSTMENTS
                                                               TRANSACTIONS   TRANSACTIONS                    FOR THE
                                                                 AND THE        AND THE                         SFX
                                                 COMPLETED        OTHER          OTHER           SFX        TRANSACTIONS
                                                TRANSACTIONS      EQUITY         EQUITY      TRANSACTIONS     AND THE
                                 THE COMPANY    COMBINED(A)    TRANSACTIONS   TRANSACTIONS   COMBINED(G)     FINANCING
                                 ------------   ------------   ------------   ------------   ------------   ------------
Net revenue....................  $    175,445      $113,657       $     --       $289,102       $280,543      $      --
Station operating expenses.....       122,135        85,478             --        207,613        146,221             --
Depreciation and
  amortization.................        26,415        11,731          8,235(B)      46,381         35,722         41,714(B)
Corporate expenses.............        14,221         7,242             --         21,463          6,837             --
Non-cash compensation
  expense......................        10,575            --            733(C)      11,308            624           (624)(H)
Other operating expenses.......            --            --             --             --         20,174        (20,174)(H)
                                 ------------      --------       --------       --------       --------      ---------
  Operating income (loss)......         2,099         9,206         (8,968)         2,337         70,965        (20,916)
Interest expense...............        49,531        15,725        (12,107)(D)     53,149         64,999         65,139(I)
Gain (loss) on sale of
  assets.......................          (908)        5,214             --          4,306             --             --
Increase in fair value of
  redeemable warrants..........            --        (2,022)         2,022(E)          --             --             --
Other (income) expense.........           910        (2,317)            --         (1,407)        (3,801)            --
                                 ------------      --------       --------       --------       --------      ---------
  Income (loss) before
    provision for income
    taxes......................       (49,250)       (1,010)         5,161        (45,099)         9,767        (86,055)
Provision (benefit) for income
  taxes........................       (11,992)        1,818         10,174(F)          --            810           (810)(F)
Dividends, accretion and
  redemption of preferred stock
  of subsidiary................            --            --             --             --             --         13,654(J)
                                 ------------      --------       --------       --------       --------      ---------
Income (loss) before operations
  to be distributed to
  shareholders and
  extraordinary items..........       (37,258)       (2,828)        (5,013)       (45,099)         8,957        (98,899)
(Income) from operations to be
  distributed to shareholders,
  net of taxes.................            --            --             --             --         (3,814)         3,814(K)
                                 ------------      --------       --------       --------       --------      ---------
  Income (loss) before
    extraordinary item.........       (37,258)       (2,828)        (5,013)       (45,099)        12,771       (102,713)
Extraordinary item, loss on
  early extinguishment of
  debt.........................         2,403            --             --          2,403             --             --
                                 ------------      --------       --------       --------       --------      ---------
  Net income (loss)............       (39,661)       (2,828)        (5,013)       (47,502)        12,771       (102,713)
Redeemable preferred stock
  dividends and accretion......        13,631            --             --         13,631         38,510        (38,510)(J)
                                 ------------      --------       --------       --------       --------      ---------
Net income (loss) applicable to
  common stock.................  $    (53,292)     $ (2,828)      $ (5,013)      $(61,133)      $(25,739)     $ (64,203)
                                 ============      ========       ========       ========       ========      =========


                                  PRO FORMA
                                   FOR THE
                                     SFX
                                 TRANSACTIONS
                                   AND THE
                                  FINANCING
                                 ------------
Net revenue....................   $ 569,645
Station operating expenses.....     353,834
Depreciation and
  amortization.................     123,817
Corporate expenses.............      28,300
Non-cash compensation
  expense......................      11,308
Other operating expenses.......          --
                                  ---------
  Operating income (loss)......      52,386
Interest expense...............     183,287
Gain (loss) on sale of
  assets.......................       4,306
Increase in fair value of
  redeemable warrants..........          --
Other (income) expense.........      (5,208)
                                  ---------
  Income (loss) before
    provision for income
    taxes......................    (121,387)
Provision (benefit) for income
  taxes........................          --
Dividends, accretion and
  redemption of preferred stock
  of subsidiary................      13,654
                                  ---------
Income (loss) before operations
  to be distributed to
  shareholders and
  extraordinary items..........    (135,041)
(Income) from operations to be
  distributed to shareholders,
  net of taxes.................          --
                                  ---------
  Income (loss) before
    extraordinary item.........    (135,041)
Extraordinary item, loss on
  early extinguishment of
  debt.........................       2,403
                                  ---------
  Net income (loss)............    (137,444)
Redeemable preferred stock
  dividends and accretion......      13,631
                                  ---------
Net income (loss) applicable to
  common stock.................   $(151,075)
                                  =========

           See accompanying notes to pro forma financial information.

                       CAPSTAR BROADCASTING PARTNERS, INC.

                        UNAUDITED PRO FORMA BALANCE SHEET
                             AS OF DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                                       ADJUSTMENTS     PRO FORMA
                                                                         FOR THE        FOR THE
                                                                        COMPLETED      COMPLETED                    ADJUSTMENTS
                                                                       TRANSACTIONS   TRANSACTIONS                    FOR THE
                                                                         AND THE        AND THE                         SFX
                                                         COMPLETED        OTHER          OTHER           SFX        TRANSACTIONS
                                                        TRANSACTIONS      EQUITY         EQUITY      TRANSACTIONS     AND THE
                                          THE COMPANY   COMBINED(L)    TRANSACTIONS   TRANSACTIONS   COMBINED(S)     FINANCING
                                          -----------   ------------   ------------   ------------   ------------   ------------
ASSETS
Current Assets:
  Cash and cash equivalents.............  $   70,059      $  4,175      $  (2,944)(M)  $  295,372     $   24,754     $      (68)(T)
                                                                          224,082 (N)                                  (315,058)(N)
  Accounts receivable, net..............      40,350        17,656         (3,721)(M)      54,285         72,469         52,772 (T)
  Prepaid expenses and other............       4,285         5,215         (4,453)(M)      15,547         57,605        (42,957)(T)
                                                                           10,500 (O)                                     8,100 (U)
                                          ----------      --------      ---------      ----------     ----------     ----------
        Total current assets............     114,694        27,046        223,464         365,204        154,828       (297,211)
Property and equipment, net.............     106,717        20,192         19,776 (M)     146,685         66,459         17,997 (T)
Intangible and other assets, net........     884,639        94,878        153,116 (M)   1,132,633      1,018,575      1,547,981 (T)
                                                                                                                          5,000 (V)
                                          ----------      --------      ---------      ----------     ----------     ----------
        Total assets....................  $1,106,050      $142,116      $ 396,356      $1,644,522     $1,239,862     $1,273,767
                                          ==========      ========      =========      ==========     ==========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and other accrued
    expenses............................  $   32,884      $  6,761      $  (2,014)(M)  $   37,631     $   71,956     $     (545)(T)
                                                                                                                         (2,069)(W)
  Current portion of long-term debt.....       1,388         4,149         (4,149)(P)       1,388            610           (509)(W)
                                          ----------      --------      ---------      ----------     ----------     ----------
        Total current liabilities.......      34,272        10,910         (6,163)         39,019         72,566         (3,123)
Long-term debt, less current portion....     593,184        95,892        (95,892)(P)     451,484        764,092       (466,491)(W)
                                                                         (141,700)(P)                                    29,600 (T)
                                                                                                                        250,000 (X)
                                                                                                                        642,156 (X)
Other long-term liabilities.............     161,232         1,764         43,161 (M)     206,157        102,681        487,925 (T)
                                          ----------      --------      ---------      ----------     ----------     ----------
        Total liabilities...............     788,688       108,566       (200,594)        696,660        939,339        940,067
Redeemable preferred stock..............     101,493        23,723        (23,723)(Q)     101,493        361,996       (146,049)(Y)
                                                                                                                       (107,974)(Y)
                                                                                                                         15,750 (T)
Redeemable warrants.....................          --        13,943        (13,943)(Q)          --             --             --
Stockholders' equity (deficit)..........     215,869        (4,116)         4,116 (R)     846,369        (61,473)        61,473 (Z)
                                                                          600,000 (R)                                   510,500(AA)
                                                                           30,500 (R)
                                          ----------      --------      ---------      ----------     ----------     ----------
        Total liabilities and
          stockholders' equity..........  $1,106,050      $142,116      $ 396,356      $1,644,522     $1,239,862     $1,273,767
                                          ==========      ========      =========      ==========     ==========     ==========


                                           PRO FORMA
                                            FOR THE
                                              SFX
                                          TRANSACTIONS
                                            AND THE
                                           FINANCING
                                          ------------
ASSETS
Current Assets:
  Cash and cash equivalents.............   $    5,000

  Accounts receivable, net..............      179,526
  Prepaid expenses and other............       38,295

                                           ----------
        Total current assets............      222,821
Property and equipment, net.............      231,141
Intangible and other assets, net........    3,704,189

                                           ----------
        Total assets....................   $4,158,151
                                           ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and other accrued
    expenses............................   $  106,973

  Current portion of long-term debt.....        1,489
                                           ----------
        Total current liabilities.......      108,462
Long-term debt, less current portion....    1,670,841

Other long-term liabilities.............      796,763
                                           ----------
        Total liabilities...............    2,576,066
Redeemable preferred stock..............      225,216

Redeemable warrants.....................           --
Stockholders' equity (deficit)..........    1,356,869

                                           ----------
        Total liabilities and
          stockholders' equity..........   $4,158,151
                                           ==========

           See accompanying notes to pro forma financial information.

              NOTES TO THE UNAUDITED PRO FORMA FINANCIAL INFORMATION
                             (DOLLARS IN THOUSANDS)

(A) The schedule below gives effect to the following for the period from January 1, 1997 through December 31, 1997: (i) acquisitions by the Company completed prior to the date of the initial public offering by Capstar Broadcasting Corporation of its common stock (the "Offering"); (ii) the historical acquisitions and dispositions of the indicated entities consummated prior to December 31, 1997; and (iii) the acquisitions and dispositions of the indicated entities which were pending at December 31, 1997 and were consummated prior to the date of this current report.

      COMPLETED TRANSACTIONS COMBINED

                                          HISTORICAL
                             HISTORICAL   COMMUNITY     HISTORICAL    HISTORICAL   HISTORICAL   HISTORICAL   HISTORICAL
                             OSBORN(1)    PACIFIC(2)   BENCHMARK(3)   MADISON(4)   AMERON(5)      KNIGHT       QUASS
                             ----------   ----------   ------------   ----------   ----------   ----------   ----------
Net revenue................    $3,577       $2,458       $19,566        $4,130       $6,095      $17,017       $3,850
Station operating
  expenses.................     2,937        1,315        12,956         2,588        4,352       13,697        3,209
Depreciation and
  amortization.............       418          713         3,657           752          506          825          293
Corporate expenses.........       268          373           348            75           --        2,819           --
                               ------       ------       -------        ------       ------      -------       ------
  Operating income
    (loss).................       (46)          57         2,605           715        1,237         (324)         348
Interest expense...........       385          469         4,689           686          659           40          352
Gain (loss) on sale of
  assets...................     5,348           --            --            --           --         (138)          --
Increase in fair value of
  redeemable warrants......        --           --            --            --           --           --           --
Other (income) expense.....      (212)           3           (64)           --          147          336         (210)
                               ------       ------       -------        ------       ------      -------       ------
  Income (loss) before
    provision for income
    taxes..................     5,129         (415)       (2,020)           29          431         (838)         206
Provision (benefit) for
  income taxes.............        32           --            --            --           --           --           80
                               ------       ------       -------        ------       ------      -------       ------
  Net income (loss)........    $5,097       $ (415)      $(2,020)       $   29       $  431      $  (838)      $  126
                               ======       ======       =======        ======       ======      =======       ======

                                             OTHER         ADJUSTMENTS
                                           COMPLETED           FOR          COMPLETED
                             HISTORICAL   TRANSACTIONS     HISTORICAL      TRANSACTIONS
                             PATTERSON    COMBINED(6)    TRANSACTIONS(7)     COMBINED
                             ----------   ------------   ---------------   ------------
Net revenue................   $53,053       $(1,446)         $5,357          $113,657
Station operating
  expenses.................    38,531         2,882           3,011            85,478
Depreciation and
  amortization.............     5,273          (706)             --            11,731
Corporate expenses.........     3,749          (390)             --             7,242
                              -------       -------          ------          --------
  Operating income
    (loss).................     5,500        (3,232)          2,346             9,206
Interest expense...........     7,574           871              --            15,725
Gain (loss) on sale of
  assets...................        --             4              --             5,214
Increase in fair value of
  redeemable warrants......    (2,022)           --              --            (2,022)
Other (income) expense.....        50        (2,367)             --            (2,317)
                              -------       -------          ------          --------
  Income (loss) before
    provision for income
    taxes..................    (4,146)       (1,732)          2,346            (1,010)
Provision (benefit) for
  income taxes.............     1,704             2              --             1,818
                              -------       -------          ------          --------
  Net income (loss)........   $(5,850)      $(1,734)         $2,346          $ (2,828)
                              =======       =======          ======          ========

---------------

      (1) The column represents the consolidated results of operations of Osborn from January 1, 1997 through February 20, 1997, the date of the Osborn Acquisition.

      (2) The column represents the results of operations of Community Pacific from January 1, 1997 through June 30, 1997, prior to the date of the Community Pacific Acquisition.

      (3) The column represents the results of operations of Benchmark from January 1, 1997 through June 30, 1997, prior to the date of the Benchmark Acquisition.

      (4) The column represents the results of operations of Madison from January 1, 1997 through June 30, 1997, prior to the date of the Madison Acquisition.

      (5) The column represents the results of operations of Ameron from January 1, 1997 through September 30, 1997, prior to the date of the Ameron Acquisition.

      (6) The column represents the historical results of operations for the following transactions which were consummated prior to the date of this current report: (i) the COMCO, Osborn Tuscaloosa, Osborn Huntsville, Space Coast, WRIS, Cavalier, Griffith, Emerald City, American General, Booneville, KJEM, McForhun, Livingston, KLAW, Class Act, Grant, East Penn, IRS, KOSO, Commonwealth, KDOS, Fairbanks and the Reynolds Acquisitions,(ii) Americom Acquisition, (iii) Americom Disposition and (iv) Wilmington, Osborn Ft. Myers, Bryan, Allentown, Jackson, Westchester, Dayton, Salisbury-Ocean City and KASH Dispositions.

      (7) The adjustments give effect to the historical operating results and/or LMA or JSA expense and/or revenue of the following stations which were acquired or sold prior to December 31, 1997: WYNU-FM, WTXT-FM, WSCQ-FM, WZHT-FM, WMCZ-FM, KTRA-FM, KCQL-AM, KDAG-FM, KKFG-FM, WMEZ-FM, KRDU-AM, KJOI-FM, KSDF-FM and WQFN-FM.

                             (DOLLARS IN THOUSANDS)

(B) The adjustment reflects (i) a change in depreciation and amortization resulting from conforming the estimated useful lives of the acquired stations and (ii) the additional depreciation and amortization expense resulting from the allocation of the purchase price of the acquired stations including an increase in property and equipment, FCC licenses and intangible assets to their estimated fair market value and the recording of goodwill associated with the acquisitions. Goodwill and FCC licenses are being amortized over 40 years.

(C) The adjustment gives effect to the non-cash compensation expense associated with the Warrants issued to R. Steven Hicks in connection with the Commodore Acquisition, the Osborn Acquisition and the GulfStar Acquisition, respectively.

(D) The adjustment reflects interest expense associated with (i) the 9 1/4% Capstar Notes (as defined), (ii) the 12 3/4% Capstar Notes, (iii) 13 1/4% Capstar Notes, (iv) other indebtedness of the Company and (v) the amortization of deferred financing fees associated with the 9 1/4% Capstar Notes, 12 3/4% Notes, 13 1/4% Capstar Notes and the Capstar Credit Facility, net of interest expense related to the existing indebtedness of the Company and the companies included within Completed Transactions Combined. Deferred financing fees are amortized over the term of the related debt.

                                                 YEAR ENDED
                                                DECEMBER 31,
                                                    1997
                                                ------------
      9 1/4% Capstar Notes....................    $ 18,430
      12 3/4% Capstar Notes...................      21,329
      13 1/4% Capstar Notes...................      10,177
      Other indebtedness......................         399
                                                  --------
      Interest expense before amortization of
        deferred financing fees...............      50,335
      Amortization of deferred financing
        fees..................................       2,814
                                                  --------
        Pro forma interest expense............      53,149
      Historical interest expense for the
        Company...............................     (49,531)
      Historical interest expense for
        Completed Transactions Combined.......     (15,725)
                                                  --------
        Net adjustment........................    $(12,107)
                                                  ========

(E) The adjustment reflects the elimination of the increase in the fair value of the redeemable warrants which were repurchased in connection with the Patterson Acquisition.

(F) The adjustment reflects the elimination of historical income tax expense (benefit) as the Company would have generated a taxable loss during the pro forma period.

                             (DOLLARS IN THOUSANDS)

(G) The column represents the combined income statements for the year ended December 31, 1997 of the acquisitions and dispositions which (i) SFX completed during the period, (ii) were pending at December 31, 1997 and have been consummated by SFX as of the date of this current report and
     (iii) were pending at December 31, 1997 and will close subsequent to the date of this current report in connection with the SFX Transactions.

     SFX TRANSACTIONS COMBINED

                                                                 SFX            SFX
                                                              HISTORICAL      PENDING                        SFX
                                                HISTORICAL   TRANSACTIONS   TRANSACTIONS   CHANCELLOR    TRANSACTIONS
                                                   SFX       COMBINED(1)    COMBINED(2)    EXCHANGE(3)     COMBINED
                                                ----------   ------------   ------------   -----------   ------------
      Net revenue.............................   $270,364      $18,240        $(57,486)      $49,425       $280,543
      Station operating expenses..............    167,063       15,067         (35,909)           --        146,221
      Depreciation and amortization...........     38,232           --          (2,510)           --         35,722
      Corporate expenses......................      6,837           --              --            --          6,837
      Non-cash compensation expense...........        624           --              --            --            624
      Other operating expenses................     20,174           --              --            --         20,174
                                                 --------      -------        --------       -------       --------
           Operating income (loss)............     37,434        3,173         (19,067)       49,425         70,965
      Interest expense........................     64,506           --             493            --         64,999
      Other (income) expense..................     (2,821)          --            (980)           --         (3,801)
                                                 --------      -------        --------       -------       --------
           Income (loss) before provision for
             income taxes.....................    (24,251)       3,173         (18,580)       49,425          9,767
      Provision for income taxes..............        810           --              --            --            810
                                                 --------      -------        --------       -------       --------
           Income (loss) before extraordinary
             item.............................    (25,061)       3,173         (18,580)       49,425          8,957
      (Income) from operations to be
        distributed to shareholders, net of
        taxes.................................     (3,814)          --              --            --         (3,814)
                                                 --------      -------        --------       -------       --------
           Net income (loss)..................    (21,247)       3,173         (18,580)       49,425         12,771
      Redeemable preferred stock dividends and
        accretion.............................     38,510           --              --            --         38,510
                                                 --------      -------        --------       -------       --------
           Net income (loss) applicable to
             common stock.....................   $(59,757)     $ 3,173        $(18,580)      $49,425       $(25,739)
                                                 ========      =======        ========       =======       ========

---------------

     (1) The adjustments represent the combined historical results of operations of acquisitions and dispositions completed by SFX prior to the date of the SFX Acquisition: WPYX-FM, WHFS-FM, KTXQ-FM, KRRW-FM, WDSY-FM, WRFX-FM, WWYZ-FM, WISN-AM, WLTQ-FM, WVGO-FM, WLEE-FM, WKHK-FM, WBZU-FM, WFBQ-FM, WRZX-FM and WNDE-AM.

     (2) The adjustments reflect the combined historical operating results of the pending acquisitions, dispositions and LMAs in connection with the SFX Transactions: Nashville, Austin, Jacksonville, Greenville, Upper Fairfield, Daytona Beach-WGNE, Jackson-WJDX, Houston-KODA, Long Island, Houston-KKPN, Pittsburgh-WTAE and the stations included in the Chancellor Exchange Agreement.

     (3) The adjustment represents the annual LMA revenue attributable to the SFX stations to be sold to Chancellor Media in connection with the Chancellor Exchange Agreement. Chancellor Media will provide services to ten SFX stations in the Dallas, Houston, San Diego and Pittsburgh markets under separate LMAs until such stations are exchanged.

                             (DOLLARS IN THOUSANDS)

(H) The adjustment reflects the elimination of non-recurring compensation expenses and transaction-related charges recorded by SFX in connection with the SFX Acquisition and the Spin-Off, which will not be included in the SFX Acquisition.

(I) The adjustment reflects interest expense associated with (i) the 9 1/4% Capstar Notes, (ii) the 12 3/4% Capstar Notes, (iii) the 13 1/4% Capstar Notes, (iv) the Capstar Credit Facility, (v) the Chancellor Loan, (vi) the 10 3/4% SFX Notes, (vii) other indebtedness of the Company and SFX and
      (viii) amortization of deferred financing fees associated with the 9 1/4% Capstar Notes, the 12 3/4% Capstar Notes, 13 1/4% Capstar Notes, the Capstar Credit Facility and the 10 3/4% SFX Notes, all net of interest expense related to the existing indebtedness of the Company, the companies included within the Completed Transactions Combined and the SFX Transactions. Deferred financing fees are amortized over the term of the related debt.

                                              YEAR ENDED
                                             DECEMBER 31,
                                                 1997
                                             ------------
   9 1/4% Capstar Notes....................    $ 18,430
   12 3/4% Capstar Notes...................      21,329
   13 1/4% Capstar Notes...................      10,177
   Capstar Credit Facility at 9 3/4%.......      62,610
   Chancellor Loan at 12%..................      30,000
   10 3/4% SFX Notes.......................      31,820
   Other indebtedness......................         556
                                               --------
   Interest expense before amortization of
     deferred financing fees...............     174,922
   Amortization of deferred financing
     fees..................................       8,365
                                               --------
     Pro forma interest expense............     183,287
   Pro forma interest expense for the
     Completed Transactions Combined.......     (53,149)
   Historical interest expense for the SFX
     Transactions Combined.................     (64,999)
                                               --------
     Net adjustment........................    $ 65,139
                                               ========

(J) The adjustment reflects the elimination of a portion of the redeemable preferred stock dividends and accretion due to the redemption of $107,974 of the 12 5/8% SFX Preferred Stock.

(K) The adjustment reflects the elimination of the income from operations to be distributed to SFX shareholders in connection with the Spin-Off, which is not being acquired in the SFX Acquisition.

                             (DOLLARS IN THOUSANDS)

(L) The column represents the combined balance sheets as of December 31, 1997 of the acquisitions and dispositions of the Company which were consummated subsequent to December 31, 1997, but prior to the date of this current report.

       COMPLETED TRANSACTIONS COMBINED

                                                                                             OTHER
                                                                                           COMPLETED      COMPLETED
                                                   HISTORICAL   HISTORICAL   HISTORICAL   TRANSACTIONS   TRANSACTIONS
                                                     KNIGHT     PATTERSON      QUASS      COMBINED(1)      COMBINED
                                                   ----------   ----------   ----------   ------------   ------------
   ASSETS
   Current assets:
     Cash and cash equivalents...................    $1,131      $  1,084      $  147       $  1,813       $  4,175
     Accounts receivable, net....................     3,019        10,506         634          3,497         17,656
     Prepaid expenses and other..................       465         1,667         159          2,924          5,215
                                                     ------      --------      ------       --------       --------
           Total current assets..................     4,615        13,257         940          8,234         27,046
   Property and equipment, net...................     4,218        19,911       1,063         (5,000)        20,192
   Intangible and other assets, net..............       579       123,609       2,295        (31,605)        94,878
                                                     ------      --------      ------       --------       --------
           Total assets..........................    $9,412      $156,777      $4,298       $(28,371)      $142,116
                                                     ======      ========      ======       ========       ========
   LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:
     Accounts payable and other accrued
       expenses..................................    $  771      $  4,269      $  478       $  1,243       $  6,761
     Current portion of long-term debt...........     1,403            --          --          2,746          4,149
                                                     ------      --------      ------       --------       --------
           Total current liabilities.............     2,174         4,269         478          3,989         10,910
   Long-term debt, less current portion..........     6,860        79,500       3,335          6,197         95,892
   Other long-term liabilities...................        23         1,511         230             --          1,764
                                                     ------      --------      ------       --------       --------
           Total liabilities.....................     9,057        85,280       4,043         10,186        108,566
   Redeemable preferred stock....................        --        23,723          --             --         23,723
   Redeemable warrants...........................        --        13,943          --             --         13,943
   Stockholders' equity (deficit)................       355        33,831         255        (38,557)        (4,116)
                                                     ------      --------      ------       --------       --------
           Total liabilities and stockholders'
             equity..............................    $9,412      $156,777      $4,298       $(28,371)      $142,116
                                                     ======      ========      ======       ========       ========

---------------

       (1) The column reflects the combined balance sheets of the following transactions consummated subsequent to December 31, 1997, but prior to this current report: Class Act, Grant, East Penn, IRS, KOSO, Commonwealth, KDOS, Fairbanks, Americom Acquisition, Reynolds, Allentown, Jackson, Westchester, Americom Disposition, Dayton, Salisbury-Ocean City and KASH.

                             (DOLLARS IN THOUSANDS)

(M) The adjustments reflect (i) the assumption of $2,463 in liabilities in connection with the Completed Transactions and (ii) the allocation of the purchase prices, net of the proceeds from the stations disposed of in connection with the Completed Transactions, of the Completed Transactions, to the assets acquired and liabilities assumed resulting in adjustments to property and equipment and FCC licenses to their estimated fair values and the recording of goodwill associated with the acquisitions as follows:

                                                         ALLOCATION OF     CARRYING
                                                        PURCHASE PRICES     VALUE      ADJUSTMENTS
                                                        ---------------    --------    -----------
   Cash and cash equivalents..........................     $  1,231        $ 4,175      $ (2,944)
   Accounts receivable, net...........................       13,935         17,656        (3,721)
   Prepaid expenses and other.........................          762          5,215        (4,453)
   Property and equipment, net........................       39,968         20,192        19,776
   Intangible and other assets, net...................      247,994         94,878       153,116
   Accounts payable and other accrued expenses........       (4,747)        (6,761)       (2,014)
   Other long-term liabilities........................      (44,925)        (1,764)       43,161
                                                           --------
        Total purchase prices.........................     $254,218
                                                           ========

(N) Adjustments represent available cash which will be used in connection with the SFX Transactions.

(O) The adjustments represents the loan receivable due to the Company issued in connection with the Westchester Disposition.

(P) The adjustments reflect (i) the repayment of borrowings under the Capstar Credit Facility of $141,700 and (ii) the elimination of the historical debt of the stations acquired in the Completed Transactions of $100,041, including the current portion of $4,149.

(Q) Adjustment represents the purchase and retirement of the redeemable preferred stock of $23,723 and redeemable warrants of $13,943 in connection with the Patterson Acquisition.

(R) The adjustments reflect (i) the net effect of the elimination of the historical deficit of $4,116 of the Completed Transactions, based on the purchase method of accounting and (ii)(A) equity investments by Hicks Muse of $600,000, and (B) the equity investments by Capstar BT Partners, L.P. and Gerry House of $30,000 and $500, respectively (the "Other Equity Transactions").

                             (DOLLARS IN THOUSANDS)

(S) The column represents the combined balance sheets as of December 31, 1997 of SFX and the acquisitions and dispositions which will be completed in connection with the SFX Transactions.

     SFX TRANSACTIONS COMBINED

                                                                  SFX             SFX
                                               HISTORICAL       PENDING       TRANSACTIONS
                                                  SFX       TRANSACTIONS(1)     COMBINED
                                               ----------   ---------------   ------------
   ASSETS
   Current assets:
     Cash and cash equivalents...............  $   24,686      $      68       $   24,754
     Accounts receivable, net................      71,241          1,228           72,469
     Prepaid expenses and other..............      57,531             74           57,605
                                               ----------      ---------       ----------
             Total current assets............     153,458          1,370          154,828
   Property and equipment, net...............      74,829         (8,370)          66,459
   Intangible and other assets, net..........   1,147,328       (128,753)       1,018,575
                                               ----------      ---------       ----------
             Total assets....................  $1,375,615      $(135,753)      $1,239,862
                                               ==========      =========       ==========
   LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:
     Accounts payable and other accrued
        expenses.............................  $   71,411      $     545       $   71,956
     Current portion of long-term debt.......         610             --              610
                                               ----------      ---------       ----------
             Total current liabilities.......      72,021            545           72,566
   Long-term debt, less current portion......     764,092             --          764,092
   Other long-term liabilities...............     102,681             --          102,681
                                               ----------      ---------       ----------
             Total liabilities...............     938,794            545          939,339
   Redeemable preferred stock................     361,996             --          361,996
   Stockholders' equity (deficit)............      74,825       (136,298)         (61,473)
                                               ----------      ---------       ----------
             Total liabilities and
               stockholders' equity..........  $1,375,615      $(135,753)      $1,239,862
                                               ==========      =========       ==========

---------------

(1) The column reflects the combined balance sheets of the following entities to be acquired or sold in connection with the SFX Transactions: Nashville, Austin, Jacksonville, Greenville, Upper Fairfield, Daytona Beach-WGNE, Jackson-WJDX, Houston-KODA, Long Island, Houston-KKPN, Pittsburgh-WTAE and station WVGO-FM.

                             (DOLLARS IN THOUSANDS)

(T) The adjustment reflects (i) the increase of $29,600 in carrying value of the 10 3/4% SFX Notes to their estimated fair value of $325,600, (ii) the increase of $15,750 in carrying value of the 12 5/8% SFX Preferred Stock to their estimated fair value of $123,723, (iii) the receivable due to SFX resulting from the Tax Sharing Agreement between SFX and SFX Entertainment and (iv) the allocation of the purchase prices, net of the proceeds from the stations disposed of in connection with the SFX Transactions, of the SFX Transactions to the assets acquired and liabilities assumed resulting in adjustments to property and equipment and FCC licenses to their estimated fair values and the recording of goodwill associated with the acquisitions as follows:

                                                         ALLOCATION OF     CARRYING
                                                        PURCHASE PRICES     VALUE      ADJUSTMENTS
                                                        ---------------   ----------   -----------
   Cash and cash equivalents..........................    $   24,686      $   24,754   $      (68)
   Accounts receivable, net...........................       125,241          72,469       52,772
   Prepaid expenses and other.........................        14,648          57,605      (42,957)
   Property and equipment, net........................        84,456          66,459       17,997
   Intangible and other assets, net...................     2,566,556       1,018,575    1,547,981
   Accounts payable and other accrued expenses........       (71,411)        (71,956)        (545)
   Other long-term liabilities........................      (590,606)       (102,681)     487,925
                                                          ----------
             Total purchase prices....................    $2,153,570
                                                          ==========

(U) The adjustment represents the loan receivable due to the Company issued in connection with the disposition of Upper Fairfield of $4,500 and the disposition of Daytona Beach-WGNE of $3,600.

(V) The adjustment represents the estimated deferred financing costs of $5,000 associated with the amendment of the Capstar Credit Facility.

(W) The adjustments reflect (i) the redemption of the principal amount of the 10 3/4% SFX Notes of $154,000 and the payment of related accrued interest of $2,069 and (ii) the repayment of borrowings under the SFX Credit Facility of $313,000.

(X) The adjustments reflect (i) borrowings of $250,000 related to the Chancellor Loan and (ii) borrowings of $642,156 under the Capstar Credit Facility with an annual interest rate of 9 3/4%.

(Y) The adjustment reflects (i) the redemption of SFX's Series B Redeemable Preferred Stock, Series C Redeemable Preferred Stock, and Series D Cumulative Convertible Exchangeable Preferred Stock of $146,049 in connection with the SFX Acquisition and (ii) the redemption of the 12 5/8% SFX Preferred Stock of $107,974 in connection with the Financing.

(Z) The adjustment reflects the net effect of the elimination of the historical deficit of $61,473 of the SFX Transactions based on the purchase method of accounting.

(AA) The adjustment reflects proceeds of $510,500 from the Offering, net of estimated fees and expenses.

                           GLOSSARY OF CERTAIN TERMS

     "9 1/4% Capstar Notes" means $200.0 million in aggregate principal amount of Capstar Radio's 9 1/4% Senior Subordinated Notes due 2007.

     "10 3/4% SFX Notes" means $450.0 million in aggregate principal amount of SFX's 10 3/4% Senior Subordinated Notes due 2006.

     "11 3/8% SFX Notes" means $566,000 in aggregate principal amount of SFX's 11 3/8% Senior Subordinated Notes due 2000.

     "12 3/4% Capstar Notes" means $277.0 million in aggregate principal amount at maturity of Capstar Partners' 12 3/4% Senior Discount Notes due 2009.

     "13 1/4% Capstar Notes" means $76.8 million in aggregate principal amount of Capstar Radio's Senior Subordinated Notes due 2003.

     "Allentown Disposition" means the disposition of radio stations WODS-FM and WEEX-AM serving the Easton, Pennsylvania market to Clear Channel.

     "American General Acquisition" means the acquisition of radio station KKCL-FM from American General Media of Texas, Inc. serving the Lubbock, Texas market.

     "Americom Acquisition" means the acquisition from Americom II and Americom Las Vegas Limited Partnership of five radio stations (four FM and one AM) serving the Fresno, California market, four of which were acquired for cash and one of which was acquired in consideration for the disposition of three radio stations (two FM and one AM) of the Company.

     "Americom Disposition" means the disposition of three radio stations (two FM and one AM) serving the Reno, Nevada market to Americom Las Vegas Limited Partnership.

     "Ameron" means Ameron Broadcasting, Inc.

     "Ameron Acquisition" means the acquisition of radio stations WMJJ-FM and WERC-AM in Birmingham, Alabama and radio station WOWC-FM from Ameron Broadcasting, Inc. serving the Jasper, Alabama market.

     "Austin Acquisition" means the pending acquisition of radio stations KVET-AM, KASE-FM and KVET-FM from Butler Broadcasting Company, Ltd. serving the Austin, Texas market.

     "Benchmark" means Benchmark Communications Radio Limited Partnership, L.P.

     "Benchmark Acquisition" means the acquisitions of, and mergers of directly and indirectly wholly-owned subsidiaries of HM Fund III with, Benchmark Communications Radio Limited Partnership, L.P. and certain of its subsidiary partnerships.

     "Booneville Acquisition" means the acquisition of radio station KZBB-FM from Booneville Broadcasting Company and Oklahoma Communications Company serving the Ft. Smith, Arkansas market.

     "Bryan Disposition" means the disposition of substantially all of its assets used or useful in the operation of two of the Company's radio stations in the College Station, Texas market.

     "Capstar" or "Company" means Capstar Broadcasting Partners, Inc. after giving effect to the consummation of the SFX Transactions, unless the context otherwise requires.

     "Capstar Credit Facility" means the credit facility under which Capstar Broadcasting Corporation is the borrower.

     "Capstar Loan" means the $642.2 million to be borrowed by Capstar Broadcasting Corporation under the Capstar Credit Facility.

     "Cavalier Acquisition" means the acquisition of substantially all of the assets of Cavalier Communications, L.P.

     "Chancellor Loan" means the $250.0 million loan to be made to Capstar Broadcasting Corporation by Chancellor Media concurrently with the Offering.

     "Chancellor Media" means Chancellor Media Corporation.

     "Class Act Acquisition" means the acquisition of KTBQ-FM and KSFA-AM from Class Act of Texas, Inc. serving the Nacogdoches, Texas market.

     "COMCO Acquisition" means the acquisition of substantially all of the assets of COMCO Broadcasting, Inc.

     "Commodore Acquisition" means the acquisition of Commodore Media, Inc.

     "Commonwealth Acquisition" means the acquisition of substantially all of the assets of Commonwealth Broadcasting of Arizona, L.L.C.

     "Community Pacific" means Community Pacific Broadcasting Company L.P.

     "Community Pacific Acquisition" means the acquisition of substantially all of the assets of Community Pacific Broadcasting Company L.P.

     "Completed Acquisitions" means the American General Acquisition, the Americom Acquisition, the Ameron Acquisition, the Benchmark Acquisition, the Booneville Acquisition, the Cavalier Acquisition, the Class Act Acquisition, the COMCO Acquisition, the Commodore Acquisition, the Commonwealth Acquisition, the Community Pacific Acquisition, the East Penn Acquisition, the Emerald City Acquisition, the Fairbanks Acquisition, the Grant Acquisition, the Griffith Acquisition, the GulfStar Acquisition, the KDOS Acquisition, the KJEM Acquisition, the KLAW Acquisition, the Knight Acquisition, the KOSO Acquisition, the Livingston Acquisition, the Madison Acquisition, the McForhun Acquisition, the Osborn Acquisition, the Osborn Huntsville Acquisition, the Osborn Tuscaloosa Acquisition, the Patterson Acquisition, the Quass Acquisition, the Reynolds Acquisition, the Space Coast Acquisition and the WRIS Acquisition.

     "Completed Dispositions" means the Allentown Disposition, the Americom Disposition, the Bryan Disposition, the Dayton Disposition, the Jackson Disposition, the KASH Disposition, the Osborn Ft. Myers Disposition, the Salisbury-Ocean City Disposition, the Westchester Disposition and the Wilmington Disposition.

     "Completed Transactions" means the Completed Acquisitions and the Completed Dispositions.

     "Dayton Disposition" means the disposition of radio station WING-FM serving the Dayton, Ohio market.

     "Daytona Beach-WGNE Disposition" means SFX's pending disposition of radio station WGNE-FM serving the Daytona Beach, Florida market.

     "East Penn Acquisition" means the acquisition of radio station WKAP-AM from East Penn Broadcasting, Inc. serving the Allentown, Pennsylvania market.

     "Emerald City Acquisition" means the acquisition of radio station WNOK-FM from Emerald City Radio Partners, L.P. serving the Columbia, South Carolina market.

     "Fairbanks Acquisition" means the acquisition of radio station KUAB-FM from the University of Alaska Fairbanks serving the Fairbanks, Alaska market.

     "Financing" means the Offering, the cash on hand, the proceeds from the Sale of certain radio stations, the Chancellor Loan and the Capstar Loan.

     "Grant Acquisition" means the acquisition of radio station WZBQ-FM from Grant Radio Group serving the Tuscaloosa, Alabama market.

     "Greenville Disposition" means the Company's pending disposition of radio stations WESC-FM, WESC-AM, WTPT-FM and WJMZ-FM serving the Greenville, South Carolina market.

     "Griffith Acquisition" means the acquisition of radio stations WTAK-FM, WXQW-FM and WWXQ-FM from Griffith Communications Corporation serving the Huntsville, Alabama market.

     "GulfStar Acquisition" means the merger of GulfStar with and into a subsidiary of the Company, pursuant to which the subsidiary was the surviving corporation and was named GulfStar Communications, Inc.

     "Houston-KKPN Disposition" means the Company's pending disposition of radio station KKPN-FM serving the Houston, Texas market.

     "Houston-KODA Disposition" means the Company's pending disposition of radio station KODA-FM serving the Houston, Texas market.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Jackson Disposition" means the disposition of radio stations WJMI-FM, WOAD-FM, WKXI-FM and WKXI-AM serving the Jackson, Mississippi market.

     "Jackson-WJDX Disposition" means SFX's pending disposition of radio station WJDX-FM serving the Jackson, Mississippi market.

     "Jacksonville Acquisition" means the Company's pending acquisition of radio stations WAPE-FM and WFYV-FM serving the Jacksonville, Florida market.

     "KASH Disposition" means the disposition of radio station KASH-AM serving the Anchorage, Alaska market to Chinook Concert Broadcasters, Inc.

     "KDOS Acquisition" means the acquisition of radio stations KSAB-FM and KUNO-AM from KDOS, Inc. serving the Corpus Christi, Texas market.

     "KJEM Acquisition" means the acquisition of KJEM-FM, a limited partnership.

     "KLAW Acquisition" means the acquisition of radio stations KLAW-FM and KZCD-FM from KLAW Broadcasting, Inc. serving the Lawton, Oklahoma market.

     "Knight Acquisition" means the acquisition of substantially all of the assets of Knight Radio, Inc., Knight Broadcasting of New Hampshire, Inc. and Knight Communications Corp.

     "KOSO Acquisition" means the acquisition of radio station KOSO-FM from KOSO, Inc. serving the Patterson, California market.

     "KRNA Acquisition" means the Company's pending acquisitions (under separate agreements) of radio stations KRNA-FM and KXMX-FM from KRNA, Inc. serving the Iowa City and Cedar Rapids, Iowa markets.

     "Livingston Acquisition" means the acquisition of radio station WBIU-AM from Livingston Communications, Inc. serving the Denham Springs, Louisiana market.

     "Long Island Disposition" means SFX's pending disposition of radio stations WBLI-FM, WBAB-FM, WGBB-AM and WHFM-FM serving the Long Island, New York market.

     "Madison" means The Madison Radio Group.

     "Madison Acquisition" means the acquisition of substantially all of the assets of The Madison Radio Group which is comprised of the stations formerly owned by Midcontinent Broadcasting Co. of Wisconsin, Inc. and Point Communications Limited Partnership.

     "McForhun Acquisition" means the acquisition of radio station KRVE-FM from McForhun, Inc. serving the Brusly, Louisiana market.

     "Nashville Disposition" means SFX's pending acquisition of radio stations WJZC-FM, WLAC-FM and WLAC-AM from Sinclair Broadcasting Group serving the Nashville, Tennessee market.

     "Osborn" means Osborn Communications Corporation.

     "Osborn Acquisition" means the acquisition of Osborn Communications Corporation.

     "Osborn Ft. Myers Disposition" means the disposition of substantially all of the assets used or held for use in connection with the business and operations of Osborn's stations in the Port Charlotte and Ft. Myers, Florida markets.

     "Osborn Huntsville Acquisition" means the acquisition of Dixie Broadcasting, Inc. and Radio WBHP, Inc.

     "Osborn Tuscaloosa Acquisition" means the acquisition of Taylor Communications Corporation.

     "Patterson Acquisition" means the acquisition of all of the outstanding capital stock of Patterson Broadcasting, Inc.

     "Pittsburgh-WTAE Disposition" means SFX's pending disposition of radio station WTAE-AM serving the Pittsburgh, Pennsylvania market.

     "Quass Acquisition" means the acquisition of all of the outstanding capital stock of Quass Broadcasting Company.

     "Reynolds Acquisition" means the acquisition of radio station WMHS-FM from Joan K. Reynolds, d/b/a Brantley Broadcast Associates serving the Birmingham, Alabama market.

     "Salisbury-Ocean City Disposition" means the disposition of radio stations WWFG-FM and WOSC-FM serving the Salisbury-Ocean City, Maryland market.

     "SFX Acquisition" means the Company's pending acquisition of SFX Broadcasting, Inc.

     "SFX" means SFX Broadcasting, Inc.

     "SFX Related Transactions" means the sale of ten SFX stations to Chancellor Media pursuant to the long-term exchange agreement with Chancellor Media and the Austin Acquisition, the Daytona Beach-WGNE Disposition, the Greenville Disposition, the Houston-KKPN Disposition, the Houston-KODA Disposition, the Jackson-WJDX Disposition, the Jacksonville Acquisition, the Long Island Disposition, the Nashville Disposition, the Pittsburgh-WTAE Disposition and the Upper Fairfield Disposition.

     "SFX Transactions" means the SFX Acquisition and the SFX Related Transactions.

     "Space Coast Acquisition" collectively refers to the acquisitions of substantially all of the assets of EZY Com, Inc., City Broadcasting Co., Inc., and Roper Broadcasting, Inc.

     "Spin-Off" means the distribution of the capital stock of SFX Entertainment held by SFX to certain stockholders and other securityholders of SFX in connection with the SFX Acquisition.

     "Upper Fairfield Disposition" means the conveyance of radio stations WKRI-FM, WAXB-FM, WPUT-AM and WINE-AM serving the Fairfield County, Connecticut market to a limited liability company in exchange for a non-voting membership interest in such limited liability company.

     "Westchester Disposition" means the conveyance of radio stations WFAS-FM, WFAS-AM and WZZN-FM serving the Westchester-Putnam Counties, New York market to a limited liability company in exchange for a non-voting membership interest in such limited liability company.

     "Wilmington Disposition" means the conveyance of radio station WJBR-FM serving the Wilmington, Delaware market to a limited liability company in exchange for a non-voting membership interest in such limited liability company.

     "WRIS Acquisition" means the acquisition of WJLM-FM from WRIS, Inc. serving the Salem, Virginia market.

(c)      EXHIBITS.

         2.1     --       Stock Purchase Agreement, dated June 12, 1997, by and
                          among Capstar Acquisition, Capstar Partners,
                          Patterson and the selling stockholders of Patterson named therein (incorporated by reference to Capstar
                          Partner's Amendment No. 1 to Registration on Form
                          S-4, dated July 8, 1997, File No. 333-25638).

         2.2     --       Amendment No. 1 to Stock Purchase Agreement, dated
                          July 2, 1997, among Capstar Acquisition, The
                          Dyson-Kissner-Moran Corporation, as representative of the Patterson stockholders ("DKM"), and Patterson
                          (incorporated by reference to Capstar Partner's
                          Amendment No. 2 to Registration Statement on Form
                          S-4, dated August 5, 1997, File No. 333-25638).

         2.3     --       Amendment No. 2 to Stock Purchase Agreement, dated
                          August 25, 1997 among Capstar Acquisition, DKM and
                          Patterson.*

         2.4     --       Amendment No. 3 to Stock Purchase Agreement, dated
                          January 19, 1998, among Capstar Acquisition, DKM and
                          Patterson.*

         2.5     --       Amendment No. 4 to Stock Purchase Agreement, dated
                          January 29, 1998 among Capstar Acquisition, DKM,
                          Patterson and Capstar Broadcasting Corporation.*

         23.1    --       Consent of Independent Accountants

         --------------------

         *  Previously filed.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                                     PAGE
                                                                                                                     ----
         Patterson Broadcasting, Inc. and Subsidiaries

Report of Independent Public Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-2
Consolidated Balance Sheets as of December 31, 1997 and 1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-3
Consolidated Statements of Operations for the years ended December 31, 1997 and
         1996 and for the period from May 1, 1995 (inception) through December 31, 1995 . . . . . . . . . . . . . . . F-4
Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 1997 and 1996 and for the period from May 1, 1995 (inception)
         through December 31, 1995 . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-5
Consolidated Statements of Cash Flows for the years ended December 31, 1997 and
         1996 and for the period from May 1, 1995 (inception) through December 31, 1995 . . . . . . . . . . . . . . . F-6
Notes to Consolidated Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Patterson Broadcasting, Inc.:

     We have audited the accompanying consolidated balance sheets of Patterson Broadcasting, Inc. and subsidiaries (a Delaware corporation) as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 1997 and 1996, and for the period from May 1, 1995 (inception) through December 31, 1995, as revised for 1996 (see Note 1). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Patterson Broadcasting, Inc. and subsidiaries as of December 31, 1997 and 1996 and the results of their operations and cash flows for the years ended December 31, 1997, 1996, and for the period from May 1, 1995 (inception) to December 31, 1995, in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Dallas, Texas,
  March 20, 1998

                 PATTERSON BROADCASTING, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                      DECEMBER 31,
                                                              ----------------------------
                                                                  1997            1996
                                                              ------------    ------------
CURRENT ASSETS:
  Cash and cash equivalents.................................  $  1,084,000    $  3,046,000
  Accounts receivable, less allowances for doubtful accounts of $758,000 at December 31, 1997, and $402,000 at
     December 31, 1996......................................    10,506,000       9,426,000
  Prepaid expenses and other current assets.................     1,088,000         932,000
  Deferred income taxes (Note 6)............................       579,000         458,000
                                                              ------------    ------------
          Total current assets..............................    13,257,000      13,862,000
                                                              ------------    ------------
PROPERTY, PLANT, AND EQUIPMENT:
  Land and land improvements................................     1,290,000       1,261,000
  Buildings and leasehold improvements......................     3,718,000       3,362,000
  Equipment.................................................    17,778,000      15,809,000
                                                              ------------    ------------
                                                                22,786,000      20,432,000
  Less accumulated depreciation.............................    (2,875,000)     (1,305,000)
                                                              ------------    ------------
     Total property, plant and equipment -- net.............    19,911,000      19,127,000
                                                              ------------    ------------
INTANGIBLE AND OTHER ASSETS:
  Cost of purchased businesses in excess of net tangible
     assets acquired (Note 2)...............................   119,961,000     109,089,000
  Deposits..................................................        53,000          40,000
  Other assets..............................................     3,595,000       4,315,000
  Deferred income taxes (Note 6)............................            --         196,000
                                                              ------------    ------------
     Total intangible and other assets -- net...............   123,609,000     113,640,000
                                                              ------------    ------------
          Total assets......................................  $156,777,000    $146,629,000
                                                              ============    ============
                           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses.....................  $  3,606,000    $  3,503,000
  Accrued interest..........................................       251,000         393,000
  Accrued dividends.........................................       302,000         250,000
  Note payable (Note 2).....................................            --         600,000
  Accrued income taxes......................................       110,000         173,000
                                                              ------------    ------------
          Total current liabilities.........................     4,269,000       4,919,000
                                                              ------------    ------------
DEFERRED INCOME TAXES (Note 6)..............................     1,455,000              --
                                                              ------------    ------------
LONG-TERM DEBT (Note 3).....................................    79,500,000      67,000,000
                                                              ------------    ------------
REDEEMABLE WARRANTS (Note 4)................................    13,943,000      11,921,000
                                                              ------------    ------------
OTHER LIABILITIES...........................................        56,000          97,000
                                                              ------------    ------------
REDEEMABLE PREFERRED STOCK, $1.00 par value, 100,000 shares
  authorized 3,016 and 2,700 issued and outstanding at
  December 31, 1997 and 1996, respectively (Note 4).........    23,723,000      19,816,000
                                                              ------------    ------------
COMMITMENTS AND CONTINGENCIES (Note 8)
STOCKHOLDERS' EQUITY (Note 5):
  Class A Common Stock, $.01 par value, 200,000 shares
     authorized, 70,571.91 issued and outstanding at
     December 31, 1997 and 1996.............................         1,000           1,000
  Class B Common Stock, $.01 par value, 200,000 shares
     authorized, 4,227 issued and outstanding at December
     31, 1997 and 1996......................................
  Additional paid-in capital................................    52,901,000      52,137,000
  Accumulated deficit.......................................   (19,071,000)     (9,262,000)
                                                              ------------    ------------
          Total stockholders' equity........................    33,831,000      42,876,000
                                                              ------------    ------------
          Total liabilities and stockholders' equity........  $156,777,000    $146,629,000
                                                              ============    ============

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                 PATTERSON BROADCASTING, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                    PERIOD FROM
                                                                                    MAY 1, 1995
                                                              YEAR ENDED            (INCEPTION)
                                                             DECEMBER 31,             THROUGH
                                                      --------------------------    DECEMBER 31,
                                                         1997           1996            1995
                                                      -----------    -----------    ------------
Net revenues........................................  $53,053,000    $41,369,000    $ 4,613,000
                                                      -----------    -----------    -----------
Operating expenses..................................   37,271,000     29,725,000      3,623,000
LMA fee.............................................       63,000        500,000             --
Corporate expense...................................    3,749,000      2,374,000      1,217,000
Regional expense....................................      947,000        143,000             --
Patterson planning management fee...................      250,000        250,000        146,000
Depreciation and amortization.......................    5,273,000      3,537,000        391,000
                                                      -----------    -----------    -----------
                                                       47,553,000     36,529,000      5,377,000
                                                      -----------    -----------    -----------
Income (loss) from operations.......................    5,500,000      4,840,000       (764,000)
                                                      -----------    -----------    -----------
Other income (expense):
  Interest expense..................................   (7,574,000)    (5,052,000)      (458,000)
  Increase in fair value of redeemable warrants
     (Note 4).......................................   (2,022,000)    (5,499,000)            --
  Interest income...................................       13,000         70,000        148,000
  Other -- net......................................      (63,000)       (33,000)        (3,000)
                                                      -----------    -----------    -----------
Loss before income taxes............................   (4,146,000)    (5,674,000)    (1,077,000)
Income tax (expense) benefit (Note 6)...............   (1,704,000)       282,000             --
                                                      -----------    -----------    -----------
Net loss............................................  $(5,850,000)   $(5,392,000)   $(1,077,000)
                                                      ===========    ===========    ===========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                 PATTERSON BROADCASTING, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                     ADDITIONAL                         TOTAL
                                           COMMON      PAID-IN      ACCUMULATED     STOCKHOLDERS'
                                           STOCK       CAPITAL        DEFICIT          EQUITY
                                           ------    -----------    ------------    -------------
BALANCE, May 1, 1995 (inception).........  $    --    $        --    $         --     $        --
  Equity contribution....................    1,000     35,099,000              --      35,100,000
  Net loss...............................       --             --      (1,077,000)     (1,077,000)
                                           -------    -----------    ------------     -----------
BALANCE, December 31, 1995...............    1,000     35,099,000      (1,077,000)     34,023,000
  Equity contribution, net of issuance
     costs...............................       --     17,038,000              --      17,038,000
  Accretion of redeemable preferred
     stock...............................       --             --        (543,000)       (543,000)
  Dividends declared on redeemable
     preferred stock.....................       --             --      (2,250,000)     (2,250,000)
  Net loss...............................       --             --      (5,392,000)     (5,392,000)
                                           -------    -----------    ------------     -----------
BALANCE, December 31, 1996...............    1,000     52,137,000      (9,262,000)     42,876,000
  Accretion of redeemable preferred
     stock...............................       --             --        (747,000)       (747,000)
  Dividends declared on redeemable
     preferred stock.....................       --             --      (3,212,000)     (3,212,000)
  Contingent award of common stock
     pursuant to compensation plan.......       --        764,000              --         764,000
  Net loss...............................       --             --      (5,850,000)     (5,850,000)
                                           -------    -----------    ------------     -----------
BALANCE, December 31, 1997...............  $ 1,000    $52,901,000    $(19,071,000)    $33,831,000
                                           =======    ===========    ============     ===========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                 PATTERSON BROADCASTING, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                    PERIOD FROM
                                                                                    MAY 1, 1995
                                                             YEAR ENDED             (INCEPTION)
                                                            DECEMBER 31,              THROUGH
                                                     ---------------------------    DECEMBER 31,
                                                         1997           1996            1995
                                                     ------------   ------------    ------------
OPERATING ACTIVITIES:
  Net loss.........................................  $ (5,850,000)  $ (5,392,000)   $ (1,077,000)
  Adjustments to reconcile net loss to net cash
     provided by (used in) operating activities:
     Depreciation..................................     1,580,000      1,175,000         166,000
     Amortization..................................     3,693,000      2,362,000         225,000
     Deferred financing costs......................       636,000        429,000              --
     Contingent award of common stock..............       764,000             --              --
     Increase in fair value of redeemable
       warrants....................................     2,022,000      5,499,000              --
     Loss on disposal of property, plant, and
       equipment...................................        71,000         31,000              --
     Changes in assets and liabilities, net of
       effects from acquisitions and dispositions:
     Accounts receivable...........................    (1,080,000)    (5,243,000)     (2,492,000)
     Prepaid expenses and other current assets.....      (156,000)       (53,000)       (279,000)
     Accounts payable and accrued expenses.........       103,000        955,000       1,219,000
     Accrued interest..............................      (142,000)       359,000          34,000
     Accrued income taxes..........................       (63,000)       173,000              --
     Deferred income taxes.........................     1,530,000       (455,000)             --
     Other.........................................       (53,000)        35,000         (28,000)
                                                     ------------   ------------    ------------
     Net cash provided by (used in) operating
       activities..................................     3,055,000       (125,000)     (2,232,000)
                                                     ------------   ------------    ------------
INVESTING ACTIVITIES:
  Purchases of media properties, net of cash
     acquired......................................   (16,213,000)   (92,915,000)    (36,923,000)
  Purchases of property, plant, and equipment......    (1,233,000)    (1,036,000)       (107,000)
  Disposal of property, plant, and equipment,
     net...........................................       (71,000)        21,000              --
  Deposits in escrow...............................            --             --      (2,900,000)
  Net proceeds on disposal of media property.......            --      2,100,000              --
  Deferred acquisition costs.......................            --        (84,000)       (768,000)
  Other............................................            --             --        (156,000)
                                                     ------------   ------------    ------------
     Net cash used in investing activities.........   (17,517,000)   (91,914,000)    (40,854,000)
                                                     ------------   ------------    ------------
FINANCING ACTIVITIES:
  Equity contributions.............................            --     17,500,000      35,100,000
  Issuance of redeemable preferred stock and
     warrants......................................            --     25,000,000              --
  Borrowings under bank credit facility............    17,500,000     86,500,000      10,000,000
  Repayment of borrowings under bank credit
     facility......................................    (5,000,000)   (29,500,000)             --
  Financing and issuance costs.....................            --     (4,629,000)     (1,800,000)
                                                     ------------   ------------    ------------
     Net cash provided by financing activities.....    12,500,000     94,871,000      43,300,000
                                                     ------------   ------------    ------------
NET INCREASE (DECREASE) IN CASH....................    (1,962,000)     2,832,000         214,000
CASH AND CASH EQUIVALENTS, BEGINNING
  OF PERIOD........................................     3,046,000        214,000              --
                                                     ------------   ------------    ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD...........  $  1,084,000   $  3,046,000    $    214,000
                                                     ============   ============    ============

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                 PATTERSON BROADCASTING, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SIGNIFICANT ACCOUNTING POLICIES:

     Patterson Broadcasting, Inc. was organized in May 1995 for the purpose of owning and operating radio stations. At December 31, 1997, the Company owned and operated radio stations in Savannah, Georgia; Allentown, Pennsylvania; Honolulu, Hawaii; Fresno, California; Grand Rapids, Michigan; Battle Creek, Michigan; Reno, Nevada; Harrisburg, Pennsylvania; Pensacola, Florida; and Springfield, Illinois.

     Of the 70,572 issued shares of Class A common stock, 65.9% are held by The Dyson-Kissner-Moran Corporation (DKM).

  Revision to 1996 Financial Statements

     Previously issued financial statements for 1996 included a $2,062,000 deferred tax asset attributable to the expense of $5,499,000 recognized for the increase in the fair value of redeemable warrants (Note 4). Based on additional analysis of the potential federal income tax consequences of redeeming the warrants, management has concluded that the Company can not derive a federal income tax benefit from redeeming the warrants. Accordingly, the 1996 financial statements have been revised to eliminate the $2,062,000 deferred tax asset thereby increasing the 1996 net loss from the $3,330,000 previously reported to $5,392,000.

  Principles of Consolidation

     The consolidated financial statements include the accounts of Patterson Broadcasting, Inc. and its wholly-owned subsidiaries (the "Company"). All significant intercompany accounts and transactions are eliminated in consolidation.

  Revenue Recognition

     Radio advertising revenues are recognized when the related advertisements are broadcast and are recorded net of advertising agency commissions. Exchanges of advertising time for products and services are recorded at the estimated fair value of the products or services received.

  Cash and Cash Equivalents

     Cash and cash equivalents consist of cash, money market funds, overnight deposits, and investments with original maturities of three months or less when purchased.

  Property, Plant, and Equipment

     Property, plant, and equipment is stated at cost. Depreciation is computed by the straight-line method using estimated useful lives of the individual assets which range from 5 to 40 years.

  Deferred Financing Costs

     Costs associated with obtaining debt financing are capitalized and amortized over the term of the related debt.

  Intangible and Other Assets

     Costs of purchased businesses in excess of net tangible assets acquired are stated at cost less accumulated amortization and primarily consist of FCC broadcast licenses and goodwill. The FCC licenses and goodwill, recorded at $122,520,000 and $110,306,000 at December 31, 1997 and 1996, respectively, are being amortized using the straight-line method over periods not exceeding 40 years. Noncompete agreements and other intangibles, recorded at $3,708,000 and $1,358,000 at December 31, 1997 and 1996, respectively, are being

                 PATTERSON BROADCASTING, INC. AND SUBSIDIARIES amortized using the straight-line method over two to five years. Accumulated amortization at December 31, 1997 and 1996, was $6,267,000 and $2,575,000,
respectively.

     On a continuing basis, the Company reviews the financial statement carrying amounts of its operating units for impairment. Specifically, this process includes a comparison of the carrying amounts of the operating units to their estimated fair values, an analysis of estimated future cash flows and an evaluation as to whether an operating unit might be sold in the near future. If this process concludes that the carrying amount of an operating unit's assets will not be recovered from either future operations or sale, a write down of the operating unit's assets is recognized through a charge to operations.

  Income Taxes

     Deferred income taxes are recorded using Statements of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the Company to compute deferred income taxes based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. ACQUISITIONS, DISPOSITIONS AND PRO FORMA FINANCIAL INFORMATION:

     In July 1995, the Company purchased radio station WCHY-AM/FM in Savannah, Georgia, for $5,200,000 in cash. In September 1995, the Company purchased radio stations WEEX-AM and WODE-FM in Allentown, Pennsylvania, radio stations KRZR-FM and KTHT-FM in Fresno, California, and radio stations KSSK-AM/FM and KUCD-FM in Honolulu, Hawaii, for $30,590,000 in cash.

     In January 1996, the Company purchased radio stations WLHT-FM, WGRD-FM and WRCV-AM in Grand Rapids, Michigan, and radio stations WBCK-AM, WBXX-FM, WRCC-AM and WWKN-FM in Battle Creek, Michigan, for $21,400,000 in cash.

     In January 1996, the Company purchased radio stations KCBN-AM, KRNO-FM and KWNZ-FM in Reno, Nevada, for $4,100,000 in cash.

     In January 1996, the Company purchased radio stations KCBL-AM and KBOS-FM in Fresno, California, for $6,250,000 in cash.

     In January 1996, the Company sold radio station KTHT-FM in Fresno, California, for $2,200,000 in cash.

     In March 1996, the Company purchased radio stations WTCY-AM, WNNK-FM in Harrisburg, Pennsylvania, and radio station WXBM-FM in Pensacola, Florida, for $31,200,000 in cash, including accounts receivable.

     In April 1996, the Company purchased radio station WYKZ-FM in Savannah, Georgia, for $1,500,000 in cash.

     In August 1996, the Company purchased radio stations WFMB-AM/FM, WCVS-FM in Springfield, Illinois, for $7,000,000 in cash.

                 PATTERSON BROADCASTING, INC. AND SUBSIDIARIES

     In November 1996, the Company purchased radio stations KIKI-AM/FM, KKLV-FM and KHVH-AM in Honolulu, Hawaii, for $9,100,000 in cash, of which $600,000 was paid in January 1997. Such amount is recorded as a note payable at December 31, 1996.

     In November 1996, the Company purchased radio stations WAEV-FM, WLVH-FM and WSOK-AM in Savannah, Georgia, for $11,000,000 in cash, including accounts receivable.

     In November 1996, the Company purchased radio station WWSF-FM in Pensacola, Florida, for $1,820,000 in cash, including accounts receivable.

     In June 1997, the Company purchased radio station WMEZ-FM in Pensacola, Florida, for $7,000,000 in cash.

     In August 1997, the Company purchased radio stations KSOF-FM and KRDU-AM in Fresno, California, for $6,000,000 in cash. The Company began to operate these stations under LMA agreements in April 1997.

     In October 1997, the Company purchased radio station WQFN-FM in Grand Rapids, Michigan, for approximately $1,900,000 in cash. The Company began to operate this station under an LMA agreement in May 1997.

     The acquisitions have been accounted for using the purchase method of accounting. The consolidated statements of operations include the operations of the acquired businesses since their respective date of acquisition.

     The following unaudited pro forma financial information gives effect to the above acquisitions and disposition as if such transactions had occurred at the beginning of the period presented.

                                                       YEAR ENDED DECEMBER 31,
                                              -----------------------------------------
                                                 1997           1996           1995
                                              -----------    -----------    -----------
Net revenues...............................   $53,934,000    $51,514,000    $47,281,000
Income from operations.....................     6,093,000      6,638,000      5,640,000
Net loss...................................    (2,446,000)    (6,578,000)    (1,831,000)

     The pro forma information also reflects adjustments to interest expense and income taxes resulting from the transactions and is not necessarily indicative of either results of operations that would have been achieved if such transactions had occurred at the beginning of the periods presented or of future results of operations.

     The Company has operated stations under time brokerage agreements (TBA's) or local marketing agreements (LMA's) whereby the Company agreed to purchase from the broadcast station licensee certain broadcast time on the station and to provide programming to and sell advertising on the station during the purchased time. Accordingly, the Company received all the revenue derived from the advertising sold during the purchased time, paid certain expenses of the station and performed other functions. The broadcast station licensee retains responsibility for ultimate control of the station in accordance with FCC policies. As of December 31, 1997, the Company had acquired all stations operated under LMA's during 1997.

3. LONG-TERM DEBT:

     Long-term debt is summarized as follows:

                                                                   DECEMBER 31,
                                                            --------------------------
                                                               1997           1996
                                                            -----------    -----------
Bank Credit Facility.....................................   $79,500,000    $67,000,000

                 PATTERSON BROADCASTING, INC. AND SUBSIDIARIES

     On June 20, 1996, the Company amended and restated its variable rate loan agreement (the "Credit Facility"). The agreement was amended to increase the available credit up to $150,000,000 by adding new lenders and amending certain other provisions. The interest rate on the Credit Facility floats with the prime rate established by the agent but can be fixed by the Company for up to six months based upon a Eurodollar rate. The interest rate includes a borrowing premium which varies from 1/4% to 3 1/4% depending on the Company's ratio of total indebtedness to annualized operating cash flow for revolving credit loans, as defined in the Credit Facility, and based on the interest rate option selected. The Credit Facility also includes a commitment fee of 1/2% on the unused portion of the Credit Facility. The Company may incur borrowings under the Credit Facility until June 30, 2003; however, commitment reductions begin December 31, 1997, with a final commitment reduction date of June 30, 2003. In addition, beginning in 1998, the Company is required to prepay outstanding borrowings to the extent of any excess cash flow as defined. The Credit Facility is secured by a pledge of the stock of and is guaranteed by all subsidiaries of the Company and contains certain restrictive covenants, including the maintenance of cash flow ratios and limitations on additional borrowings, mergers, acquisitions, dispositions, and certain restricted payments.

     In connection with the sale of the Company (Note 13), the debt was repaid in January 1998.

4. REDEEMABLE PREFERRED STOCK AND WARRANTS:

     In April 1996, the Company issued 2,500 shares of Series A Cumulative Redeemable Preferred Stock (the Preferred Stock) along with warrants for total proceeds of $25,000,000. The Preferred Stock carries a 12% per annum cumulative dividend rate and is redeemable April 2005, at $25,000,000 plus accrued and unpaid dividends. The proceeds were allocated between the Preferred Stock and warrants based on their estimated fair values. The Preferred Stock is being increased to its redemption price during the period from date of issuance until April 2005. The dividends are payable in cash or at the option of the Company in additional shares of Preferred Stock at a rate of 3/100 of one share for each $300 of such dividends paid. The dividend payment date is each March 1, June 1, September 1, and December 1, beginning June 1, 1996. During 1997, the Company paid $3,160,000 in dividends by issuing 316 additional shares, and during 1996, the Company paid $2,000,000 in dividends by issuing 200 additional shares. In addition, the shares of Preferred Stock are subject to mandatory redemption upon the occurrence of certain specified events and are subject to optional redemption by the Company at any time and upon the occurrence of certain specified events, in each case at specified redemption prices based upon the date of any such event. There are no redemption requirements for the next five years.

     The warrants, which are exercisable upon issuance, entitle the holder to receive 12,177 shares of Class A Common Stock at an exercise price of $.01 per share. The warrants expire April 2006. In addition, subject to certain conditions, the warrants (and any shares of Common Stock issued upon the exercise thereof) may be put to the Company at any one time after April 1, 2001, and may be called at the option of the Company after April 1, 2002. The warrants are measured at their fair value at December 31, 1997 and 1996, and, as a result, a change in the fair value of $2,022,000 and $5,499,000 was recorded as other expense during 1997 and 1996, respectively.

     In connection with the sale of the Company (Note 13), the Preferred Stock was redeemed and the warrants were exercised in January 1998.

5. STOCKHOLDERS' EQUITY:

     In February 1996, the Company reclassified the initial Common Stock to Class A Common Stock and increased the authorized shares to 200,000, $.01 par value per share. The Company also created a new class of non-voting Common Stock known as Class B Common Stock, with 200,000 shares authorized, $.01 par value per share.

                 PATTERSON BROADCASTING, INC. AND SUBSIDIARIES

     The Company issued Class A Common Stock of 7,221.25 shares for $5,125,000 in February 1996, 3,452.16 shares for $2,450,000 in July 1996, and 9,757.59 shares for $6,925,000 in October 1996. The Company also issued 4,227 shares of Class B Common Stock for $3,000,000 in February 1996.

     One of the shareholders has the right to purchase up to 1,160 additional shares of Class A Common Stock at a price of $.01 per share on the earlier of the occurrence of certain specified events or February 27, 1999. These additional shares were issued in January 1998 in connection with the sale of the Company (Note 13).

6. INCOME TAXES:

     Income tax expense (benefit) is summarized as follows:

                                                                                 PERIOD FROM
                                                                                 MAY 1, 1995
                                                                                 (INCEPTION)
                                       YEAR ENDED           YEAR ENDED             THROUGH
                                    DECEMBER 31, 1997    DECEMBER 31, 1996    DECEMBER 31, 1995
                                    -----------------    -----------------    -----------------
Current:
Federal...........................     $       --            $      --            $      --
State.............................        173,000              173,000                   --
                                       ----------            ---------            ---------
          Total...................        173,000              173,000                   --
                                       ----------            ---------            ---------
Deferred:
Federal...........................      1,410,000              108,000             (374,000)
State.............................        121,000             (143,000)             (46,000)
Change in valuation allowance.....             --             (420,000)             420,000
                                       ----------            ---------            ---------
          Total...................      1,531,000             (455,000)                  --
                                       ----------            ---------            ---------
Income tax expense (benefit)......     $1,704,000            $(282,000)           $      --
                                       ==========            =========            =========

     Income tax expense (benefit) computed using the federal statutory tax rate is reconciled to the reported income tax expense (benefit) as follows:

                                                                                 PERIOD FROM
                                                                                 MAY 1, 1995
                                                                                 (INCEPTION)
                                       YEAR ENDED           YEAR ENDED             THROUGH
                                    DECEMBER 31, 1997    DECEMBER 31, 1996    DECEMBER 31, 1995
                                    -----------------    -----------------    -----------------
Federal statutory tax rate........     $(1,451,000)         $(1,986,000)          $(377,000)
State income taxes, net of federal
  tax benefit.....................          90,000             (183,000)            (46,000)
Change in valuation allowance.....              --             (420,000)            420,000
Nondeductible amortization........       1,171,000              131,000                  --
Nondeductible depreciation........         264,000                   --                  --
Nondeductible meals and
  entertainment...................          97,000               59,000                  --
Nondeductible adjustment to NOL...         455,000                   --                  --
Nondeductible increases in fair
  value of warrants...............         768,000            2,062,000                  --
Nondeductible transaction costs...         205,000                   --                  --
Other -- net......................         105,000               55,000               3,000
                                       -----------          -----------           ---------
          Total...................     $ 1,704,000          $  (282,000)          $      --
                                       ===========          ===========           =========

                 PATTERSON BROADCASTING, INC. AND SUBSIDIARIES

     The tax effects of significant items comprising the Company's net deferred tax asset are as follows:

                                                                   DECEMBER 31,
                                                            --------------------------
                                                               1997           1996
                                                            -----------    -----------
Deferred tax assets
  Accruals not currently deductible.......................  $   441,000    $   374,000
  Compensation accruals not currently deductible..........      125,000         84,000
  Operating loss carryforward.............................    6,134,000      4,053,000
  Other...................................................       13,000          5,000
                                                            -----------    -----------
          Total deferred tax assets.......................    6,713,000      4,516,000
Deferred tax liabilities:
  Difference in book and tax basis of property............   (2,601,000)    (1,503,000)
  Difference in book and tax basis of intangible assets...   (3,542,000)      (913,000)
                                                            -----------    -----------
          Total deferred tax liabilities..................   (6,143,000)    (2,416,000)
                                                            -----------    -----------
Valuation allowance.......................................   (1,446,000)    (1,446,000)
                                                            -----------    -----------
Net deferred tax asset (liability)........................  $  (876,000)   $   654,000
                                                            ===========    ===========

     For 1995, the Company was included in the consolidated federal income tax return of DKM. Effective February 27, 1996, the Company was no longer included in DKM's consolidated federal income tax return. This deconsolidation resulted from additional equity contributions which lowered DKM's stock ownership below eighty percent.

     The Company and DKM have a tax sharing agreement addressing the utilization of the Company's net operating losses in DKM's consolidated federal tax return. Per this agreement, the Company computed its tax liability as if it filed a separate tax return. DKM will reimburse the Company when the Company would have utilized the net operating loss carryforward generated through February 27, 1996, on a stand alone basis. DKM's obligation to reimburse remains in effect although the Company no longer files a consolidated return with DKM.

     At February 27, 1996, the net operating loss carryforward included in DKM's consolidated federal income tax return was estimated at $2,180,000. This net operating loss carryforward is subject to separate return limitations as the result of the deconsolidation discussed above.

     At December 31, 1997 and 1996, the Company had approximately $16,143,000 and $10,509,000, respectively, in net operating loss carryforwards for federal income tax purposes. Such amounts include the portion attributable to losses included in DKM's consolidated return. These loss carryforwards, unless utilized, will expire between 2008 and 2011. At December 31, 1997, $3,982,000 of these loss carryforwards result from an acquisition and are subject to separate return limitations as well as certain limitations under Section 382 described below. Limitations imposed by Section 382 of the Internal Revenue Code, after a change of control, will limit the amount of net operating loss which will be available to offset future taxable income at December 31, 1997, the Company has a valuation allowance against such restricted net operating loss for the excess of the net operating loss over the amount of taxable temporary differences which will reverse during the permitted carryover period.

7. EMPLOYEE BENEFIT PLAN:

     Effective January 1, 1997, the Company sponsors a 401(k) Plan for the benefit of eligible employees. The Company matches 25% of the first 6% of each participant's salary contributed to the plan. The Company expense under the plan was $166,000 for the year ended December 31, 1997.

                 PATTERSON BROADCASTING, INC. AND SUBSIDIARIES

8. COMMITMENTS AND CONTINGENCIES:

     The Company leases office facilities, transmitter sites, and various items of equipment under noncancelable operating leases. Many of these lease agreements contain renewal options. Total rental expense was $1,369,000, $1,062,000 and $179,000, for the years ended December 31, 1997 and 1996, and for the period from May 1, 1995, through December 31, 1995, respectively.

     The following summary sets forth annual commitments under noncancelable leases, net of sublease rentals of $136,000, $125,000, $80,000, and $36,000 for the years ending December 31, 1998, 1999, 2000, and 2001, respectively.

YEAR ENDING
DECEMBER 31,
------------
1998........................................................  $1,097,000
1999........................................................     820,000
2000........................................................     547,000
2001........................................................     318,000
2002........................................................     328,000
Thereafter..................................................   6,669,000
                                                              ----------
                                                              $9,779,000
                                                              ==========

     The Company has employment agreements with its two top executive officers. Pursuant to the agreements, which expire in 2000, the executives receive an aggregate annual salary of $500,000, plus, beginning in 1996, an incentive bonus based upon the Company achieving certain operating objectives. Bonus amounts for 1995 were determined at the discretion of the Board of Directors of the Company. At December 31, 1997 and 1996, amounts accrued under these agreements were $182,000 and $294,000, respectively.

     The Company, from time to time, is involved in litigation incidental to the conduct of its business. The Company is not a party to any lawsuit or legal proceedings that, in the opinion of the management, is likely to have a material adverse effect on the Company's financial position or results of operations.

9. STATEMENTS OF CASH FLOWS, SUPPLEMENTAL INFORMATION:

                                                                                 PERIOD FROM
                                                                                 MAY 1, 1995
                                      YEAR ENDED           YEAR ENDED        (INCEPTION) THROUGH
                                   DECEMBER 31, 1997    DECEMBER 31, 1996     DECEMBER 31, 1995
                                   -----------------    -----------------    -------------------
Cash paid for interest...........     $7,080,000           $4,264,000             $313,000
Cash paid for income taxes.......        301,000                   --                   --

10. RELATED-PARTY TRANSACTIONS:

     The Company is a party to a management agreement with an affiliate of DKM. Under the agreement, the Company pays an annual fee of $250,000 for various financial services.

     As discussed in Note 6, the Company has a tax sharing agreement with DKM.

     In May 1995, the Company received a 5 1/2% promissory note, payable on demand, from DKM, representing a portion of DKM's initial capital contribution. This note was repaid in October 1995. The Company recorded $107,000 in interest income related to this note for the period from May 1, 1995 (inception) through December 31, 1995.

                 PATTERSON BROADCASTING, INC. AND SUBSIDIARIES

11. STOCK-BASED COMPENSATION:

     Pursuant to the formation of the Company, certain members of the Company's management were granted the right to receive up to a total of 2,840 additional shares of Common Stock on the earlier of the occurrence of certain events or May 3, 2000. The number of shares to be granted is based upon the appreciation in the fair value of the Company. As of December 31, 1996, no compensation expense was recorded due to the uncertainty associated with estimating the total ultimate value of the shares to be granted.

     Based upon the sale transaction (Note 13), for the year ended December 31, 1997, the Company recorded $764,000 of compensation expense based on the total ultimate number of shares granted. This amount is included in corporate expense.

     In 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation". In accordance with the provisions of SFAS No. 123, the Company has applied the provisions of APB Opinion 25 in accounting for its stock compensation plans. If the Company had elected to recognize compensation cost based on the fair value of the stock compensation granted as prescribed by SFAS No. 123, there would have been no impact on net income for the years and period ended December 31, 1997, 1996 and 1995, respectively.

12. DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amount.

                                    DECEMBER 31, 1997             DECEMBER 31, 1996
                                --------------------------    --------------------------
                                 CARRYING       ESTIMATED      CARRYING       ESTIMATED
                                  AMOUNT       FAIR VALUE       AMOUNT       FAIR VALUE
                                -----------    -----------    -----------    -----------
Assets:
  Cash and cash equivalents...  $ 1,084,000    $ 1,084,000    $ 3,046,000    $ 3,046,000
Liabilities:
  Long-term debt..............   79,500,000     79,500,000     67,000,000     67,000,000

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

  Cash and Cash Equivalents

     The carrying amount approximates fair value because of the short maturity of these instruments.

  Long-Term Debt

     The fair value of long-term debt is estimated based on financial instruments with similar terms, credit characteristics, and expected maturities.

     The fair value estimates presented herein are based on pertinent information available to the Company as of December 31, 1997 and 1996. Although the Company is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively reevaluated for

                 PATTERSON BROADCASTING, INC. AND SUBSIDIARIES purposes of these financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

13. SUBSEQUENT EVENT:

     In June 1997, the Company and its stockholders signed an agreement pursuant to which all of the outstanding common stock and common stock equivalents would be sold to Capstar Acquisition Company, Inc. and Capstar Broadcasting Partners, Inc. for $215,000,000 plus cash on hand, subject to certain conditions. Completion of the transaction occurred in January 1998. In connection with this transaction, the Company recorded expense of $540,000 during 1997 which is included in corporate expense in the accompanying consolidated statements of operations.

     In connection with the transaction, the long-term debt (Note 3) of the Company was repaid. The preferred stock (Note 4) was repaid for $33,025,000, including $25,000,000 principal, plus $2,262,000 premium and $5,763,000 in dividends. The warrants (Note 4) were exercised for $13,943,000. The 1,160 additional shares (Note 5) were issued for $1,328,000. The management contingent stock (Note 11) was issued for 666 additional shares totaling $764,000.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              CAPSTAR BROADCASTING PARTNERS, INC.
                              (Registrant)



                              By: /s/ KATHY ARCHER
                                 ----------------------------------------
                              Name:   Kathy Archer
                              Title:  Vice President



Date:    April 14, 1998

                                 EXHIBIT INDEX

   Exhibit
    Number                                         Exhibit Title                                       Page
 ---------                                         -------------                                       ----
        2.1   -   Stock Purchase Agreement, dated June 12, 1997, by and among Capstar
                  Acquisition, Capstar Partners, Patterson and the selling stockholders of
                  Patterson named therein (incorporated by reference to Capstar Partner's
                  Amendment No. 1 to Registration on Form S-4, dated July 8, 1997, File No. 333-
                  25638).
        2.2   -   Amendment No. 1 to Stock Purchase Agreement, dated July 2, 1997, among Capstar
                  Acquisition, The Dyson-Kissner-Moran Corporation, as representative of the
                  Patterson stockholders ("DKM"), and Patterson (incorporated by reference to
                  Capstar Partner's Amendment No. 2 to Registration Statement on Form S-4, dated
                  August 5, 1997, File No. 333-25638).
        2.3   -   Amendment No. 2 to Stock Purchase Agreement, dated August 25, 1997 among
                  Capstar Acquisition, DKM and Patterson.*
        2.4   -   Amendment No. 3 to Stock Purchase Agreement, dated January 19, 1998, among
                  Capstar Acquisition, DKM and Patterson.*
        2.5   -   Amendment No. 4 to Stock Purchase Agreement, dated January 29, 1998 among
                  Capstar Acquisition, DKM, Patterson and Capstar Broadcasting Corporation.*
       23.1   -   Consent of Independent Accountants

-------------------

*  Previously filed.